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                                 EXHIBIT 10.10

                  SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

                                  DATED AS OF

                                FEBRUARY 8, 1994

                                    BETWEEN

                             REPAP ENTERPRISES INC.

                                      AND

                             MONTREAL TRUST COMPANY

                                AS RIGHTS AGENT

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                               TABLE OF CONTENTS

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                                                                    PAGE
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
                      ARTICLE I -- INTERPRETATION
1.1   Certain Definitions.........................................       1
1.2   Currency....................................................      12
1.3   Headings....................................................      12
1.4   Grandfather Provisions......................................      12
                        ARTICLE 2 -- THE RIGHTS
2.1   Legend on Common Share Certificates.........................      13
2.2   Initial Exercise Price; Exercise of Rights; Detachment of         14
      Rights......................................................
2.3   Adjustments to Exercise Price; Number of Rights.............      17
2.4   Date on Which Exercise is Effective.........................      21
2.5   Execution, Authentication, Delivery and Dating of Rights          22
      Certificates................................................
2.6   Registration, Transfer and Exchange.........................      22
2.7   Mutilated, Destroyed, Lost and Stolen Rights Certificates...      23
2.8   Persons Deemed Owners.......................................      24
2.9   Delivery and Cancellation of Certificates...................      24
2.10  Agreement of Rights Holders.................................      24
2.11  Rights Certificate Holder not Deemed a Shareholder..........      25
                       ARTICLE 3 -- FLIP-IN EVENT
3.1   Flip-in Event...............................................      25
3.2   Exchange Option.............................................      26
                     ARTICLE 4 -- THE RIGHTS AGENT
4.1   General.....................................................      28
4.2   Merger or Amalgamation or Change of Name of Rights Agent....      29
4.3   Duties of Rights Agent......................................      29
4.4   Change of Rights Agent......................................      31
                       ARTICLE 5 -- MISCELLANEOUS
5.1   Redemption and Waiver.......................................      32
5.2   Expiration..................................................      33
5.3   Issuance of New Rights Certificates.........................      33
5.4   Supplements and Amendments..................................      34
5.5   Fractional Rights and Fractional Shares.....................      35
5.6   Rights of Action............................................      35
5.7   Regulatory Approvals........................................      36
5.8   Declaration as to Non-Canadian and Non-U.S. Holders.........      36
5.9   Notices.....................................................      36
5.10  Costs of Enforcement........................................      37
5.11  Successors..................................................      38
5.12  Benefits of this Agreement..................................      38
5.13  Governing Law...............................................      38
5.14  Severability................................................      38
5.15  Effective Date..............................................      38
5.16  Determinations and Actions by the Board of Directors........      38
5.17  Time of the Essence.........................................      39
5.18  Execution in Counterparts...................................      39
      Exhibit A -- Form of Rights Certificate

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                  SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

      MEMORANDUM OF AGREEMENT, dated as of the 8th day of February, 1994, between Repap Enterprises Inc., a corporation incorporated under the Canada Business Corporations Act (the "Corporation"), and Montreal Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent");

      WHEREAS in order to implement the adoption of a shareholder protection rights plan as established by this Agreement, the Board of Directors of the Corporation (the "Board of Directors") has:

      (a) authorized effective 5:00 p.m. (Montreal time) on February 8, 1994 the issuance of one Right (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time (as hereinafter defined); and

      (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time (as hereinafter defined); and

      WHEREAS each Right entities the holder thereof, after the Separation Time, to purchase securities or other assets of the Corporation pursuant to the terms and subject to the conditions set forth herein; and

      WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

      NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, subject to such covenants and agreements, the parties hereby agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

1.1    Certain Definitions

      For purposes of this Agreement, the following terms have the meanings indicated:

      "ACQUIRING PERSON" shall mean, subject to Section 1.4 hereof, any Person who, at any time after the date hereof and prior to the Expiration Time, is the Beneficial Owner of 20 per cent or more of the outstanding Voting Shares, specifically excluding the following Persons:

      (i) the Corporation or any Subsidiary of the Corporation, any employee benefit plan or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or trust and acting in such capacity; and

      (ii) any Person who becomes the Beneficial Owner of [20] per cent or more of the outstanding Voting Shares as a result of one or any combination of (A) an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by such Person to [20] per cent or more of the Voting Shares then outstanding, (B) Permitted Bid Acquisitions, or
           (C) Exempt Acquisitions; provided, however, that if a Person becomes the Beneficial Owner of 20 per cent or more of the outstanding Voting Shares by reason of one or any combination of the operation of parts
           (A), (B) or (C) above and, after so becoming, becomes the Beneficial Owner of any additional Voting Shares other than pursuant to Permitted Bid Acquisitions or through Exempt Acquisitions or employee stock option or purchase plans, or as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class ("Pro Rata Acquisitions"), then as of the date of such additional Beneficial Ownership such Person shall become an "Acquiring Person";

      "AFFILIATE" shall have the meaning ascribed to such term in Section 1(2) of the Securities Act (Quebec);

      "AGREEMENT" shall mean this shareholder protection rights plan agreement dated as of February 8, 1994 between the Corporation and the Rights Agent, as amended or supplemented from time to time; "hereof", "herein", "hereto" and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

      "ANNUAL CASH DIVIDENDS" shall mean cash dividends paid in any fiscal year of the Corporation on its Common Shares to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

      (i) 200 per cent of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

      (ii) 300 per cent of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

      (iii) 100 per cent of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

      "ASSOCIATE" shall have the meaning ascribed to such term in the Securities Act (Quebec), provided that a Fiduciary is not an Associate of a trust or trusts for which the Fiduciary is acting as trustee or in a similar capacity and where the Fiduciary has no investment authority (including none of the rights of control or direction) and no beneficial interest in the securities owned by the other person and the trust or trusts are not otherwise affiliated with or acting jointly or in concert with the Fiduciary or each other;

      A Person shall be deemed the "BENEFICIAL OWNER" of, and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":

      (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the direct or indirect beneficial owner and for this purpose a Person shall be deemed to be a beneficial owner of all securities (A) owned by a partnership of which the Person is a partner, (B) owned by a trust of which the Person is a beneficiary, (C) owned jointly or in common with others and (D) of which the Person may be deemed to be the beneficial owner (whether or not of record) pursuant to the provisions of the Canada Business Corporations Act, the Securities Act (Quebec), including Sections II 1 and 1 12 thereof, or Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or pursuant to any comparable or successor laws, regulations or rules or, if such laws, regulations or rules shall be rescinded and there shall be no comparable or successor laws, regulations or rules, pursuant to the provisions of the Canada Business Corporations Act, the Securities Act (Quebec) or Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date of this Agreement);

      (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has either or both (A) the right to acquire (whether such right is exercisable immediately or after the lapse or passage of time and whether or not on condition or the happening of any contingency or otherwise) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities and other than pledges of securities in the ordinary course of business which meet all of the conditions specified in Rule 13d-3(d)(3) under the 1934 Exchange Act), or upon the exercise of any convertible debentures, conversion right, exchange right, share purchase right (other than the Rights), warrant or option, or otherwise or (B) the right to vote such security (whether such right is exercisable immediately or after the lapse or passage of time and whether or not on condition or the happening of any contingency or otherwise), pursuant to any proxy agreement, arrangement or understanding (whether or not in writing) or otherwise;

      (iii) any securities which are Beneficially Owned within the meaning of clauses (i) or ii) by any other Person with which a Person or any of its Affiliates or Associates is acting in concert or jointly on has any proxy agreement, arrangement or understanding (whether or not in writing) with respect to or for the purpose of acquiring, holding, voting or disposing of any Voting Shares or acquiring, holding or disposing of a significant portion of the property or assets of the Corporation or any Subsidiary of the Corporation, other than (A) customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities or (B) agreements between a Fiduciary, acting as such, and another Person, where the Fiduciary has no investment authority (including none of the rights of control or direction) and no beneficial interest in the securities owned by the other Person;

provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

      (A) solely because such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or made by any of such Person's Affiliates or Associates until such deposited or tendered security has been taken up or paid for, whichever shall first occur; or

      (B) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to and in accordance with the applicable rules and regulations under the Canada Business Corporations Act or the Securities Act (Quebec); or

      (C) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security in connection with or in order to participate in a public proxy solicitation made or to be made pursuant to and in accordance with the applicable rules and regulations referred to in
           (B) above; or

      (C) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Corporation or a wholly owned Subsidiary of the Corporation.

      For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding;

      "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation or any duly constituted and empowered committee thereof;

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Montreal are authorized or obligated by law or executive order to close;

      "CANADA BUSINESS CORPORATIONS ACT" shall mean the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto;

      "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the U.S.-Canadian Exchange Rate on such date;

      "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Montreal of the transfer agent for the Common Shares (or, after the Separation Time, the principal transfer office in Montreal of the Rights Agent) closes to the public;

      "CDN" shall mean the trade reporting and quotation system for over-the counter trading operated by The Canadian Dealing Network Inc.;

      "COMMON SHARES" shall mean the subordinate voting shares and multiple voting shares in the capital of the Corporation and any other shares of the Corporation into which such shares may be subdivided, consolidated, reclassified or changed, and so on from time to time, except in the case of clauses 2.2 (a),
(d), (e) and (g) where "COMMON SHARE" shall mean the subordinate voting shares in the capital of the Corporation and any other shares of the Corporation into which such shares may be subdivided, consolidated, reclassified or changed, and so on from time to time;

      "CO-RIGHTS AGENTS" shall have the meaning ascribed thereto in clause
4.1(a);

      "ELECTION TO EXERCISE" shall have the meaning ascribed thereto in clause 2.2(d);

      "EXEMPT ACQUISITIONS" shall mean share acquisitions in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of clause 5.1(b) or clause 5.1(c) or which were made on or prior to the date of this Agreement;

      "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof and in particular in accordance with sections 2.3 and 3.1 hereof, shall be $25;

      "EXPANSION FACTOR" shall have the meaning ascribed thereto in clause
2.3(a);

      "EXPIRATION TIME" shall mean the earlier of:

      (i)    the Termination Time; or

      (ii) the close of business on February 8, 1999 being the fifth year after the date hereof;

      "FIDUCIARY" shall mean a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States or any state of the United States;

      "FLIP-IN EVENT" shall mean a transaction in or pursuant to which any Person becomes an Acquiring Person;

      "GRANDFATHERED PERSON", and "GRANDFATHERED BIDDER" shall have the respective meanings ascribed thereto in Section 1.4;

      "HOLDER" shall have the meaning ascribed thereto in Section 2.8;

      "MARKET PRICE" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in
Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price, on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be (i) the closing board lot sale price or, if such price is not available, the average of the closing-bid and asked prices, for each share as reported by the stock exchange on which the greater number of shares has been traded on such day or if the shares are listed only on one stock exchange at that time, that stock exchange, or (ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on any stock exchange, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the securities exchange in Canada. or the United States on which the Common Shares are primarily traded, or (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a securities exchange in Canada or the United States or on any consolidated reporting system, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by NASDAQ or, if the securities are not quoted on NASDAQ, as reported by CDN or such other system then in use, or (iv) if on any such date the securities are not quoted by any such organizations the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors; provided however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive trading day period in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof. Notwithstanding the foregoing, where the Board of Directors is satisfied that the Market Price of securities as determined herein was affected by improper manipulation, the Board of Directors may, acting in good faith, determine the Market Price of securities, such determination to be based on a finding as to the price of which a holder of securities of that class could reasonably have expected to dispose of his securities immediately prior to the relevant date excluding any change in price reasonably attributable to the improper manipulation;

      "NASDAQ" shall mean the National Association of Dealers, Inc. Automated Quotation System;

      "1933 SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any successor laws or regulations thereto;

      "1934 EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any successor laws or regulations thereto;

      "NOMINEE" shall have the meaning ascribed thereto in clause 2.2(c);

      "OFFER TO ACQUIRE" shall include:

      (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares; and

      (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

      "OFFEROR" shall mean a Person who has announced an intention to make or who has made a Take-over Bid;

      "OFFEROR'S SECURITIES" means Voting Shares Beneficially Owned by an
Offeror;

      "PERMITTED BID" means a Take-over Bid made in compliance with, and not on a basis which is exempt from or otherwise not subject to, the provisions of Part XVII of the Canada Business Corporations Act and the regulations thereunder, the provisions of Title IV of the Securities Act (Quebec) and the regulations thereunder (or such comparable or successor laws or regulations or, if such provisions shall be repealed and there shall be no comparable or successor laws or regulations, pursuant to such provisions as in effect on the date of this Agreement) and in compliance with all other applicable securities laws and regulations, subject to any exemptions ordered or granted for purposes of uniformity, and which also complies with the following additional provisions:

      (i) the Take-over Bid is made for all Voting Shares to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation and the time of expiry of the Take-over Bid does not occur prior to a date which is not less than 90 days following the Take-over Bid;

      (ii) subject to clause 1.4(b) hereof, the Offeror does not at the commencement of nor at any time during the current, of the Take-over Bid Beneficially Own more than 5 per cent of the outstanding Voting Shares; the Take-over Bid contains, and the take up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which is not less than 90 days following the date of the Take-over Bid;

      (iv) the Take-over Bid contains irrevocable and unqualified provisions that all Voting Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date referred to in clause (iii) hereof and that all Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on a date which is not less than 90 days following the date of the Take-over Bid;

      (v) the Take-over Bid contains an irrevocable and unqualified condition, which for greater certainty may not be waived by the Offeror, and which may not be extended without the prior written approval of the Corporation, that not less than 50 per cent of the then outstanding Voting Shares, other than Offeror's Securities, must be deposited to the Take-over Bid and not withdrawn at the close of business on the 80th day following the date of the Take-over Bid, and the Offeror shall publicly announce and advise the Corporation forthwith and in any event not more than one Business Day thereafter whether or not such condition has been satisfied;

      (vi) the Offeror shall provide the Rights Agent, within two Business Days of the announcement of the Take-over Bid, with a list of all the Offeror's Securities together with the particulars of the registration of all such securities and an undertaking to update such list on a daily basis during the currency of the Take-over Bid to reflect any changes occurring or to occur in such Beneficial Ownership, and shall continually perform such obligation;

      (vii) the Offeror, or any of its Affiliates or Associates, or any Person acting jointly or in concert with the Offeror or any of its Affiliates or Associates in connection with the Take-over Bid, shall not have entered into either prior to the commencement of the Take-over Bid nor at any time during the currency thereof any agreement, commitment or understanding, whether formal or informal, with a Person who Beneficially Owns 20 per cent or more of the outstanding Voting Shares with respect to the Voting Shares Beneficially Owned by such Person; and

      (viii) the Take-over Bid is made on terms and conditions that comply with, and which do not and will not, upon its completion, result in the Corporation or any Subsidiary of the Corporation being in default under, or in contravention of, any applicable laws; provided that, for greater certainty, the Offeror shall be entitled to withdraw its Take-over Bid at any time prior to the termination thereof should it be otherwise entitled to do so under applicable law;

      "PERMITTED BID ACQUISITIONS" shall mean share acquisitions made pursuant to a Permitted Bid;

      "PERSON" shall mean an individual, body corporate, partnership, syndicate or other form of unincorporated association, government, government agency or instrumentality, entity or group whether or not having legal personality and any of the foregoing acting in any derivative, representative or fiduciary capacity;

      "PRO RATA ACQUISITIONS" shall have the meaning ascribed thereto in paragraph (ii) of the definition of "Acquiring Person" in Section 1.1;

      "RECORD TIME" shall mean the close of business on February 8, 1994;

      "REDEMPTION PRICE" shall have the meaning ascribed thereto in clause
5.1(a);

      "RIGHT" shall mean a right to purchase a Common Share, upon the terms and subject to the conditions set forth in this Agreement;

      "RIGHTS CERTIFICATE" shall have the meaning ascribed thereto and be in the form provided in clause 2.2(c);

      "RIGHTS REGISTER" shall have the meaning ascribed thereto in clause
2.6(a);

      "RIGHTS REGISTRAR" shall have the meaning ascribed thereto in clause
2.6(a);

      "SECURITIES ACT (QUEBEC)" shall mean the Securities Act, R.S.Q., C.V1.1, as amended, and the regulations thereunder, and comparable or successor laws or regulations thereto;

      "SEPARATION TIME" shall mean the close of business on the eighth Trading Day after the earliest of (i) the Stock Acquisition Date, (ii) the date of the commencement of or first public announcement of the intent of any Person (other than a Person referred to in clause (i) of the definition of "Acquiring Person") to commence a Take-over Bid (other than a Permitted Bid) and (iii) the date upon which a Take-over Bid that is a Permitted Bid ceases to be a Permitted Bid, or such earlier or later time as may be determined by the Board of Directors, provided that, if any Take-over Bid referred to in clause (ii) or (iii) of this definition expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made;

      "STOCK ACQUISITION DATE" shall mean the date of public announcement by the Corporation that an Acquiring Person has become such;

      "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power or a majority of the equity interest is Beneficially Owned by such Person;

      "TAKE-OVER BID" means an Offer to Acquire Voting Shares where the Voting Shares subject to the Offer to Acquire, together with the Offeror's Securities, constitute in the aggregate 20 per cent or more of the outstanding Voting Shares at the date of the Offer to Acquire;

      "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Section 3.2 or 5.1 hereof;

      "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day;

      "U.S.-CANADIAN EXCHANGE RATE" shall mean on any date:

      (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

      (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith;

      "VOTING SHARES" shall mean the Common Shares and any other shares in the capital of or voting interests of the Corporation entitled to vote generally in the election of all directors; the percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:
                                    100 X A
                                       B

where

      A     the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person, and

      B     the number of votes for the election of all directors generally attaching to all outstanding Voting Shares;

provided that where any Person is deemed to Beneficially Own Unicode Voting Shares, such Voting Shares shall be deemed to be outstanding for the Purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

1.2    Currency

      All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3    Headings

      The division of this Agreement into Articles, Sections, clauses and subclauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4    Grandfather Provisions

      (a) A Person shall not be and shall not tie deemed to be an Acquiring Person if such Person (a "Grandfathered Person") is the Beneficial Owner of 20% or more of the outstanding Voting Shares as at the Record Time; provided, however, that the exception in this clause 1.4(a) shall cease to be applicable to a Grandfathered Person who shall after the Record Time become, pursuant to one or more transactions or events, the Beneficial Owner of additional Voting Shares constituting in the aggregate more than one per cent of the outstanding Voting Shares determined as at the Record Time, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

      (b) A Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person Transferee") becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares solely as a result of the acquisition of all but not less than all of the Voting Shares Beneficially Owned immediately prior thereto by a Grandfathered Person or a Grandfathered Person Transferee (the "Transferor") and such Person's Beneficial Ownership of Voting Shares after giving effect to such acquisition does not exceed the number of Voting Shares Beneficially Owned by the Transferor and by such Person immediately prior to such acquisition (the "Transfer Time"); provided, however, that the exception in this clause 1.4(b) shall cease to be applicable to a Grandfathered Person Transferee who becomes, pursuant to one or more transactions or events, the Beneficial Owner of additional Voting Shares constituting in the aggregate more than 1% of the outstanding Voting Shares determined as at the Record Time, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

      (c) For the purpose of determining whether a Person is entitled to make a Permitted Bid, the provisions of paragraph (ii) of the definition of "Permitted Bid' in Section 1.1 shall not apply to a Person (a "Grandfathered Bidder") who is either:

           (i) a Grandfathered Person or a (Grandfathered Person Transferee who Beneficially Owns at the time of the commencement of and at all times while such Person's Take-over Bid remains outstanding more than 5 % of the outstanding Voting Shares; or

           (ii) the Beneficial Owner of more than 5 % but less than 20 % of the outstanding Voting Shares as at the Record Time;

           provided that the exceptions in this clause 1.4(c) shall cease to be applicable to a Grandfathered Bidder (and a Take-over Bid that would otherwise constitute a Permitted Bid shall cease to be a Permitted
           Bid) if such Grandfathered Bidder shall after the Record Time (or, in the case of a Grandfather Person Transferee only, the Transfer Time) become, pursuant to one or more transactions or events, the Beneficial Owner of additional Voting Shares constituting in the aggregate more than 1 % of the outstanding Voting Shares determined as at the Record Time, other than pursuant to Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions.

      (d) For greater certainty, for the purposes of this Section 1.4, a Person shall be deemed to have become the Beneficial Owner of additional Voting Shares if the Person becomes the Beneficial Owner of such Voting Shares pursuant to a transaction or event and, as a result, such Person is the Beneficial Owner of a greater number of Voting Shares than the number of Voting Shares that such Person Beneficially Owned immediately prior to such transaction or event.

                                   ARTICLE 2
                                   THE RIGHTS

2.1    Legend on Common Share Certificates

      Certificates representing Common Shares which certificates are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall also evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      "Until the Separation Time (defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder thereof to certain rights described in a Shareholder Protection Rights Plan Agreement, dated as of February 8, 1994, as amended (the "Rights Agreement"), between the Repap Enterprises Inc. (the "Corporation") and Montreal Trust Company, a copy of which is on file at the principal executive offices of the Corporation the terms of which are incorporated herein by reference. Under certain circumstances set out in the Rights Agreement, the rights may be redeemed, may expire, may become null and void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person") or may be evidenced by separate certificates and no longer evidenced by this certificate. Upon written request, a copy of the Rights Agreement will be mailed within five days to the holder of this Certificate."

      Certificates representing Common Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend until the Separation Time.

2.2    Initial Exercise Price: Exercise of Rights: Detachment of Rights

      (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share. Notwithstanding any other provision of this Agreement, any Rights Beneficially Owned by the Corporation or any of its Subsidiaries shall be void.

      (b) Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes each Right will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such Common Shares.

      (c)   From and after the Separation Time and prior to the Expiration Time
           (i) the Rights shall be exercisable and (ii) the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights

           (a "Nominee"), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights' held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rules or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the rights, provided that a Nominee shall be sent the materials provided for in (x) and (y) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

      (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent, at its principal stock transfer office in the City of Montreal, or the principal stock transfer office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation, the Rights Certificate evidencing such Rights with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment by certified cheque, banker's draft or money order payable to the order of the Corporation of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

      (e) Upon receipt of a Rights Certificate, which is accompanied by (x) a completed Election to Exercise that does not indicate that such Right is null and void as provided by clause 2.2(a) or 3.1(b) and (y) payment as set forth in clause 2.2(d), the Rights Agent (unless otherwise instructed by the Corporation as a result of the Corporation being of the opinion that such Right is null and void as provided in clause 2.2(a) or 3.l(b) or that it would be inappropriate to issue such Right where the circumstances of clause 3.2 shall apply) will thereupon promptly:

           (i) requisition from a transfer agent for the Common Shares certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions); and

           (ii) after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder.

      (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

      (g)   The Corporation covenants and agrees that it will:

           (i) take all such action as may be necessary and within its power to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable;

           (ii) take all such action as may be necessary and within its power to comply with the requirements of the Canada Business Corporations Act, the Securities Act (Quebec), the securities laws or comparable legislation of each of the provinces of Canada and the 1933 Securities Act and the 1934 Exchange Act and any other applicable law, rule or regulation applicable to the issuance and delivery of the Rights Certificates and the issuance of any securities upon exercise of Rights;

           (iii) use reasonable efforts to cause all securities issued upon exercise of Rights to be listed upon issuance on the principal exchanges on which the Common Shares were traded prior to the Stock Acquisition Date;

           (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

      (v) pay when due and payable any and all Canadian and, if applicable, United States, federal, provincial and state transfer taxes and charges (not including any income or capital gain taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for securities in a name other than that of the holder of the Rights being transferred or exercised; and

      (vi)   after the Separation Time, except as permitted by Section 5.1 or
           Section 5.4 hereof, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3    Adjustments to Exercise Price: Number of Rights

      The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

      (a) In the event the Corporation shall, at any time after the date of this Agreement (i) declare or pay a dividend on its Common Shares payable in Common Shares (or other capital, stock or securities exchangeable for or convertible into or giving a right to acquire its Common Shares or other capital stock) other than pursuant to any optional stock dividend program and other than a dividend payable in Common Shares in lieu of annual cash dividends, (ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares, (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares or (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it. If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof. If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in the first sentence of this clause 2.3(a), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect, and the Corporation will not consolidate with, amalgamate with or into or enter into an arrangement with, any other Person unless such Person agrees to be bound by the terms of an amendment effecting, such treatment:

           In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

      (b) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) of less than 90% of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be, as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

           For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Shares.

      (c) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for a distribution to all or substantially all of the holders of Common Shares (including any such distribution made in connection with a merger or amalgamation in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than annua1 cash dividends), assets (including securities, but except a dividend described in subclause 2.3(a)(i) above), or rights, options or warrants (excluding those referred to in clause 2.3(b) hereof, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such rights or warrants applicable to a Common Share and the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

      (d) Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustments which by reason of this clause 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest hundredth of a share. Notwithstanding the first sentence of this clause 2.3(d), any adjustment required by this
           Section 2.3 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Termination Date.

      (e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clause (a)(i) or (a)(iv) above, or if the Corporation shall take any other action (other than the issue of Common Shares) which might have a negative effect on the holders of Rights, then, unless the B4) and of Directors acting in good faith determines that the adjustments contemplated by clauses (a), (b) and (c) above in connection with such transaction will appropriately protect the interests of the holders of Rights, the Corporation will determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding clauses (a), (b) and (c) above, such adjustments, rather than the adjustments contemplated by clauses (a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

      (f) Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

      (g) Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

      (h) In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

      (i) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
           Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly or in part for cash of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares, (iii) stock dividends or (iv) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

      In any case in which this Section 2.3 shall require any adjustment, the Corporation shall deliver to the Rights Agent a certificate duly executed by an officer of the Corporation describing such adjustment, in addition to any other statement or document required by this Section 2.3.

2.4    Date on Which Exercise is Effective

      Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant transfer books of the Corporation are open.

2.5    Execution on, Delivery and Dating of Rights Certificates

      (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman, President or any of its Vice Presidents and by its Secretary or one of its Assistant Secretaries. The signature and attestation of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

      (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and send such Rights Certificates to the holders of the Rights pursuant to clause 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

      (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6    Registration of Transfer and Exchange

      (a) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

      After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of clause 2.6(c) below, the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

      (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

      (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7    Mutilated, Destroyed, Lost and Stolen Rights Certificates

      (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

      (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation's request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

      (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

      (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation.

2.8    Persons Deemed Owners

      The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Share certificate).

2.9    Delivery and Cancellation of Certificates

      All Rights Certificates surrendered, upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10   Agreement of Rights Holders

      Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

      (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

      (b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Common Share certificate representing such Right;

      (c) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may, deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

      (d) that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein); and

      (e) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith this Agreement may be supplemented or amended from time to time pursuant to and as provided herein.

2.11   Rights Certificate Holder not Deemed a Shareholder

      No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of Directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                                   ARTICLE 3

                                 FLIP-IN EVENT

3.1    Flip-in Event

      (a) Subject to clause 3.1(b), Section 3.2, clause 5.1(b), clause 5.1(c) and the second sentence of clause 2.2(a), in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective on and after the Stock Acquisition Date, the right to purchase from the Corporation, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares as shall equal the result obtained by (i) multiplying the then current Exercise Price by the number of Common Shares for which each Right is exercisable immediately prior to the Stock Acquisition Date and dividing that product by (ii) 50 per cent of the Market Price on the Stock Acquisition Date of the Common Shares (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after the Stock Acquisition Date an event of a type analogous to any of the events described in
           Section 2.3 shall have occurred).

      (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) or (ii) a transferee of Rights, directly or indirectly, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person) who becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such shall become null and void without any further action, and any holder of such Rights (including transferees) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

      (c) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Canada Business Corporations Act, the Securities Act (Quebec), the securities laws or comparable legislation in each of the provinces of Canada, the 1933 Securities Act and the 1934 Exchange Act and the rules of the stock exchangers) where the Common Shares are listed at such time in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.2    Exchange Option

      (a) In the event that the Board of Directors acting in good faith shall determine that conditions exist which would eliminate or otherwise materially diminish in any respect the benefits intended to be afforded to the holders of Rights pursuant to this Agreement, the Board of Directors, at its option, at any time after a Flip-in Event has occurred, may authorize the Corporation to issue or deliver in respect of each Right which is not void pursuant to the second sentence of clause 2.2(a) or clause 3.1 (b), either (i) in return for the Exercise Price and the Right, debt or equity securities or assets of the Corporation (or a combination thereof) having a value equal to twice the Exercise Price, or (ii) in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt or equity securities or- assets of the Corporation (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt or equity securities or assets (or a combination thereto and, in the case of an issue of debt or equity securities or assets (or a combination thereof) pursuant to
           (ii), the value of the Right shall be determined by the Board of Directors who may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

      (b) If the Board of Directors authorizes the exchange of debt or equity securities or assets of the Corporation (or a combination thereof) for Rights pursuant to clause 3.2(a), without any further action or notice the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets of the Corporation (or a combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days after the Board of Directors has authorized an exchange for Rights pursuant to clause 3.2(a), the Corporation shall give notice of such exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets of the Corporation (or a combination thereof) for Rights will be effected.

      (c) In the event that there shall not be sufficient securities authorized but unissued to permit the exchange in full of such Rights pursuant to this Section 3.2, the Corporation shall take all such action as may be necessary and within its power to authorize additional securities for issuance upon the exchange of Rights.

      (d) The Corporation shall not be required to issue fractions of securities or to distribute certificates evidencing fractional securities. In lieu of issuing such fractional securities, there shall be paid to the registered holders of Rights to whom such fractional securities would otherwise be issuable an amount in cash equal to the same friction of the Market Price of a whole security. Alternatively, fractional shares may, at the election of the Corporation, be evidenced by scrip certificates.

                                   ARTICLE 4

                                THE RIGHTS AGENT

4.1    General

      (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents ("Co-Rights Agents") as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

      The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

      (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Voting Shares or Common Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2    Merger or Amalgamation or Change of Name of Rights Agent

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

4.3    Duties of Rights Agent

      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

      (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

      (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct;

      (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

      (e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to clause 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

      (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

      (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, or the Treasurer or the Controller of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

      (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

      (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4    Change of Rights Agent

      The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the

Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the; holder of any Rights (which holder shall, with such notice, submit such holder's Rights, Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                   ARTICLE 5

                                 MISCELLANEOUS

5.1    Redemption and Waiver

      (a) The Board of Directors may, at its option, at any time prior to the Separation Time, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

      (b) The Board of Directors may until the Separation Time determine, upon prior written notice delivered to the Rights Agent, to waive the application of Section 3.1 to any particular Flip-in Event.

      (c) The Board of Directors may prior to the Separation Time waive the application of Section 3.1 to any particular Flip-in Event, provided that both of the following conditions are satisfied:

           (i) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that he would become an Acquiring Person; and

           (ii) such Acquiring Person has reduced his Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this clause he is no longer an Acquiring Person.

      (d) The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date of expiry of a Permitted Bid, provided that the Offeror takes up and pays for the Voting Shares pursuant to the terms and conditions of the Permitted Bid.

      (e) If the Board of Directors elects to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

      (f) Within 10 days after the Board of Directors electing to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation shall not be required to make any payment of the Redemption Price to a holder of Rights if any such payment is less than $10. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5. 1, or other than in connection with the purchase of Common Shares prior to the Separation Time.

5.2    Expiration

      No Person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in clause 4. 1 (a) of this Agreement.

5.3    Issuance of New Rights Certificates

      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4    Supplements and Amendments

      (a) Subject to prior written approval of the Montreal Exchange and The Toronto Stock Exchange, the Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights:

           (i) to make any changes which the Board of Directors acting in good faith may deem necessary or desirable, provided that no such supplement or amendment made on or after the Separation Time shall materially adversely affect the interests of the holders of Rights generally and provided further that no supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment; or

           (ii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective.

      (b) The Corporation may, with the consent of the holders of Rights obtained as set forth below, at any time after the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given and be binding upon all holders of Rights if such action is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders and representing 50 per cent plus one of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws with respect to meetings of its shareholders.

      (c) Any supplement or amendment to this Agreement made by the Board of Directors pursuant to subclause (a)(i) in connection with the definitions of "Acquiring Person", "Exercise Price", "Expiration Time", "Flip-in Event", "Grandfathered Person" or "Permitted Bid" shall, if made prior to the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by ordinary resolution, confirm or reject such supplement or amendment; if made at or after the Separation Time such supplement or amendment shall be submitted to the holders of the Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders and the holders of Rights may, by ordinary resolution (on the same basis as described in clause (b) hereof), confirm or reject such supplement or amendment. A supplement or amendment to this Agreement made by the Board of Directors as contemplated by the previous sentence shall be effective from the date of the relevant resolution of the Board of Director; until it is confirmed or rejected or until it ceases to be effective (as described in the next following sentence) and, where the supplement or amendment is confirmed, it continues in effect in the form in which it was so confirmed. If such supplement or amendment to this Agreement made by the Board of Directors is rejected by the shareholders or holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such supplement or amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted, or from and after the last date on which a meeting of holders of Rights should have been but was not held, and no subsequent resolution of the Board of Directors to supplement or amend the Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

5.5    Fractional Rights and Fractional Shares

      (a) Subject to clause 3.2(d) in respect of circumstances referred to in clause 3.2(a), the Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights and no amount shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable.

      (b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Right, or to distribute certificates which evidence fractional Common Shares. Fractions of Common Shares may, at the election of the Corporation, be evidenced by scrip certificates. In lieu of issuing fractional Common Shares, the Corporation may pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share.

5.6    Rights of Action

      Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7    Regulatory Approvals

      Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority.

5.8    Declaration as to Non-Canadian and Non-U.S. Holders

      If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof and the United States of America in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.9    Notices

      Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, by telecopier or by other similar means of telecommunications addressed (until another address is filed in writing with the Rights Agent) as follows:

           REPAP ENTERPRISES INC.
           1250 Rene-Levesque Blvd., West
           Suite 3800
           Montreal, Quebec
           H3B 4W8

           Telephone: (514) 846-1316
           Telecopier: (514) 846-1313

           Attention: President and Chief Executive Officer

      Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, by telecopier or by other similar means of telecommunications addressed (until another address is filed in writing with the Corporation) as follows:

           Montreal Trust Company
           1800 McGill College Avenue
           7th Floor
           Montreal, Quebec
           H3A 3K9

           Telephone: (514) 982-7000
           Telecopier: (514) 982-7580

           Attention: Manager, Stock Transfer Services

      Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, by telecopier or by other similar means of telecommunications addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10   Costs of Enforcement

      The Corporation agrees that if the Corporation fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder to enforce his rights pursuant thereto in any action, suit or proceeding in which a court of competent jurisdiction in a final non-appealable judgment has rendered judgment in favor of the holder.

5.11   Successors

      All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.12   Benefits of this Agreement

      Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13   Governing Law

      This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Quebec and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.14   Severability

      If any Section, clause, term or provision hereof or the application thereof to any circumstance or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, clause, term or provision or such right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, clauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, clause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15   Effective Date

      This Agreement is effective and in full force and effect in accordance with its terms from the date hereof.

5.16   Determinations and Actions by the Board of Directors

      The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, (ii) make the public announcement referred to under "Stock Acquisition Date" in section 1.1 hereof and (iii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall (x) be final, conclusive and binding on the Corporation, the Right, Agent, the holders of the Rights Certificates (including Rights which are void pursuant to the provisions hereof) and all other parties, and (y) not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights Certificates (including Rights which are void pursuant to the provisions hereof).

5.17   Time of the Essence

      Time shall be of the essence in this Agreement.

5.18   Execution In Counterparts

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       REPAP ENTERPRISES INC.

                                       By:

                                       By:

                                       MONTREAL TRUST COMPANY

                                       By:

                                       By:

                                  EXHIBIT "A"

Form of Rights Certificate

                                                     Certificate No.

THE RIGHTS ARE SUBJECT TO TERMINATION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREE OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME VOID.

                               RIGHTS CERTIFICATE

      This certifies that,                       or
registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Plan Agreement dated as of the 8th day of February, 1994 (the "Rights Agreement") between Repap Enterprises Inc., a corporation duly incorporated under the Canada Business Corporations Act (the "Corporation") and Montreal Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement, as amended, to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such terms is defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the city of Montreal. The Exercise Price shall initially be $25 (Cdn.) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

      In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or shares in the capital stock of the Corporation other than Common Shares or more or less than one Common Share (or a combination thereof), all as provided in the Rights Agreement.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the. Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole, Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be terminated by the Corporation under certain circumstances at its option.

      No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Corporation.

REPAP ENTERPRISES INC.

Date:

By:

Title:

By:

Title:

Countersigned:

MONTREAL TRUST COMPANY

By
                      Authorized Signature

                               FORM OF ASSIGNMENT

  (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto
                              (Please print name and address of transferee) this
Rights Certificate, together with all right, tide and interest therein, and does
hereby                       irrevocably constitute and appoint
                      , as attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:

Signature Guaranteed:

Signature

                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

      Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                           (To be completed if true)

      The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                         Signature

                  [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE

TO:   REPAP ENTERPRISES INC.

      The undersigned hereby irrevocably elects to exercise   whole    Rights
represented by the attached Rights Certificate to PURCHASE the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

Address:

Social Insurance, Social Security
or Other Taxpayer Identification Number

      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Address:

Social Insurance, Social Security
or Other Taxpayer Identification Number

Dated:

Signature Guaranteed:

Signature

                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

      Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                           (To be completed if true)

      The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                         Signature

                                     NOTICE

      In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights Certificates (including Rights which are void pursuant to the provisions hereof) and all other parties, and (y) not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights Certificates (including Rights which are void pursuant to the provisions hereof).

5.17   Time of the Essence

      Time shall be of the essence in this Agreement.

5.18   Execution In Counterparts

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be original, and all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
                                         REPAP ENTERPRISES INC.

                                         MONTREAL TRUST COMPANY

                                         By:

                                         By:

                                         By:

                                         By:

         AMENDMENT TO THE SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT
        DATED AS OF FEBRUARY 8, 1994 BETWEEN REPAP ENTERPRISES INC. AND
                             MONTREAL TRUST COMPANY

1      Paragraph 5.1 (b) of the Shareholder Protection Rights Plan Agreement
      dated as of February 8, 1994 between Repap Enterprises Inc. ("Repap") and Montreal Trust Company as Rights Agent (the "Plan") is hereby amended to read as follows:

      (b) The Board of Directors may until the occurrence of any particular Flip-in Event determine, upon prior written notice delivered to the Rights Agent, to waive the application of Section 3.1 to such Flip-in Event."

2. All other provisions of the Plan continue in full force and effect unamended.

3. This amendment shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

Dated as of July 31, 1996

REPAP ENTERPRISES INC.
                                         PER:
                                              George S. Petty -- Chairman

                                         PER:
                                              Terry W. McBride -- Secretary

                                         MONTREAL TRUST COMPANY

                                         PER:
                                              Ronald Bourdon -- Senior Manager

                                         PER:
                                              Steve Gilbert -- Account Manager